Exhibit 1.2

EXECUTION VERSION

5,250,000 Shares

SBA Communications Corporation

Class A Common Stock

UNDERWRITING AGREEMENT

April 2, 2012

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Certain selling shareholders listed on Schedule 1 hereto (the “Selling Shareholders”) of SBA Communications Corporation, a Florida corporation (the “Company”), severally and not jointly propose to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) 5,250,000 shares (the “Stock”) of the Class A Common Stock, par value $0.01 per share (the “Common Stock”) of the Company.

Each selling shareholder listed on Schedule 2 hereto (each, a “Taxpayer”, and collectively, the “Taxpayers”) has, respectively, entered into a Qualified Exchange Trust Agreement, as defined under Section 1.1031(k)-1(g)(3)(iii) of the U.S. Treasury Regulations, pursuant to which the shares of the Stock that such Taxpayer is selling pursuant to this Agreement have been deposited into, and are being held in, a segregated trust account with Bank of America, N.A., as trustee, of which such Taxpayer is the beneficiary. In accordance with each Taxpayer’s Qualified Exchange Trust Agreement, the Stock to be sold by such Taxpayer to the Underwriter pursuant to this Agreement shall be sold by the Qualified Intermediary, in its capacity as qualified intermediary, for such Taxpayer. In executing this Agreement, the Qualified Intermediary has agreed to act in its capacity as qualified intermediary to effect the terms and agreements of the Taxpayers set forth herein, including, but not limited to, selling and delivering the shares of Stock set forth opposite each Taxpayer’s name on Schedule 1 hereto, in accordance with this Agreement.

This is to confirm the agreement concerning the purchase of the Stock from the Selling Shareholders by the Underwriter.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

(a) An automatic shelf registration statement on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you. As used in this Agreement:

(i) “Applicable Time” means 8:45 a.m. (New York City time) on April 3, 2012;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv) “Preliminary Prospectus” means the base prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (a) as to each investor, the price paid by such investor, (b) the number of shares listed on the cover page of the Prospectus and (c) each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time (which Issuer Free Writing Prospectuses, if any, are identified on Annex A attached hereto), other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement; and

(viii) “Selling Shareholders Information” means information relating to the Selling Shareholders furnished to the Company in writing by or on behalf of the Selling Shareholders expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Permitted Issuer Information.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and was filed not earlier than the date that is three years prior to the Delivery Date (as defined in Section 5 herein).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 11(f).

(e) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 11(f).

(f) The documents incorporated by reference in the Preliminary Prospectus and the Preliminary Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 11(f).

(h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Delivery Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus.

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(k) There are no contracts or other documents which are required to be described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(l) The Company’s consolidated historical financial statements, together with the related notes thereto, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act. Such historical financial statements fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout such periods. The other financial information and data of the Company filed as part of the Registration Statement or included or incorporated by reference in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The number of tower sites and the tenant revenue for the Mobilitie Companies (as defined below) for the year ended December 31, 2010 that are included in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus are based on the audited financial information provided to the Company and the Company has no reason to believe that such information does not accurately reflect the books and records of the Mobilitie Companies.

(m) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(n) (i) The Company is duly incorporated and validly existing and in good standing under the laws of Florida with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except to the extent that the failure to be duly registered or qualified or in good standing would not, individually or in the aggregate, have caused a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”) and none of the subsidiaries (as defined in Rule 405 under the Securities Act) (“Subsidiaries”) of the Company other than Monarch Towers Acquisition, LLC, SBA Senior Finance, LLC, SBA Senior Finance II LLC, SBA Properties, Inc., SBA Towers II, LLC, SBA Towers III, LLC, SBA Structures, Inc. and SBA Infrastructure, LLC (collectively, the “Significant Subsidiaries”) is a “significant subsidiary” as such term is defined in Rule 405 under the Securities Act.

(ii) Each of the Subsidiaries of the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be duly registered or qualified would not have caused a Material Adverse Effect. The Company and the Subsidiaries, as a whole, conduct their business as described in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus. All of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are owned directly or indirectly by the Company, and (except as set forth in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus with respect to shares subject to liens under or pursuant to the Amended and Restated Loan and Security Agreement, dated as of November 18, 2005, entered into among SBA Properties, Inc., the additional borrowers that became a party thereto and SBA Depositor LLC (formerly known as SBA CMBS-1 Depositor LLC) and the Second Loan and Security Agreement Supplement and Amendment, dated as of November 6, 2006, entered into among SBA Properties, Inc., SBA Towers, Inc., SBA Puerto Rico, Inc., SBA Sites, Inc., SBA Towers USVI, Inc., and SBA Structures, Inc., as borrowers, and Midland Loan Services, Inc., as Servicer on behalf of LaSalle Bank National Association as Trustee, as supplemented by the Third Loan and Security Agreement Supplement and Amendment, dated as of April 16, 2010, by and among SBA Properties, Inc., SBA Sites, Inc. and SBA Structures, Inc., as borrowers, and Midland Loan Services, Inc., as servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee, as further supplemented by the Fourth Loan and Security Agreement Supplement and Amendment, dated as of April 16, 2010, by and among SBA Properties, Inc., SBA Sites, Inc. and SBA Structures, Inc., as borrowers, and Midland Loan Services, Inc., as servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee, and as further amended, supplemented or otherwise modified from time to time (the “Mortgage Loan”), the Credit Agreement, dated as of June 30, 2011, by and among SBA Senior Finance II LLC, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, Toronto Dominion (Texas) LLC, as administrative agent and the other agents named therein, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), the Guarantee and Collateral Agreement, dated as of June 30, 2011, by and among SBA Communications Corporation, SBA Telecommunications, Inc., SBA Senior Finance, LLC (formerly known as SBA Senior Finance, Inc.), SBA Senior Finance II LLC and certain of its subsidiaries in favor of Toronto Dominion (Texas) LLC, as administrative agent, as amended, supplemented or otherwise modified from time to time (the “Guarantee Agreement”), and the Credit Agreement, dated as of April 2, 2012, by and among SBA Monarch Acquisition, LLC

(formerly known as Monarch Towers Acquisition, LLC), as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Barclays Capital, as joint lead arrangers and bookrunners (the “Bridge Credit Agreement”)) are free and clear of all liens, encumbrances, equities, claims or adverse interests.

(o) The Company has an authorized capitalization as set forth in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(p) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(q) The shares of Stock to be sold by the Selling Shareholders to the Underwriter hereunder have been duly and validly authorized and issued and are fully paid and non-assessable.

(r) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(s) Except as described in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus or as set forth in the Purchase and Sale Agreement, dated February 18, 2012, by and among the Company, Monarch Towers Acquisition, LLC, Mobilitie Investments, LLC (“Mobilitie I”), Mobilitie Investments II, LLC (“Mobilitie II”), MPGJ-I, LLC (“MPGJ I”), MPMA-I, LLC (“MPMA I”), MPGJ-II, LLC (“MPGJ II,” and together with Mobilitie I, Mobilitie II, MPGJ I and MPMA I, the “Mobilitie Companies”), and each person identified as a seller therein (the “Mobilitie Purchase Agreement”), there are no contracts, agreements or understandings between the Company or any of its Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company and its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Securities Act.

(t) Neither the Company nor any of the Significant Subsidiaries (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, other than, a default or violation described in clauses (ii) and (iii) which is not reasonably likely to have a Material Adverse Effect.

(u) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (iii) any internal policy of the Company or any of its Subsidiaries or (iv) to the knowledge of the Company, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except in the cases of clause (i) or (iv), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

(v) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders filings and registrations or qualifications that may be required (i) under the Securities Act, (ii) under the Exchange Act, (iii) under applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriter and (iv) the listing of the Stock on the Nasdaq Global Select Market as may be required.

(w) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the sale of the Stock in accordance with the terms and conditions of this Agreement or suspends the sale of the Stock in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent or suspend the issuance, authentication, sale or delivery of the Stock or the use of the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Stock or in any manner reasonably draws into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus.

(x) There are no legal or governmental proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries or to which any of their respective properties is subject, that are not disclosed in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and which are reasonably likely to have a Material Adverse Effect or to materially affect the sale of the Stock.

(y) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Form 10-K incorporated by reference into the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and who have delivered the initial comfort letter, dated the date of this Agreement, as referred to in Section 10(k) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations and were independent accountants under the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) during the periods covered by the financial statements on which they issued a report and which are incorporated by reference into the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(z) The Company and each of its Subsidiaries have good, valid and, to the extent the construct exists under applicable law, marketable title in fee simple to or a leasehold, subleasehold, easement, usufruct, possessory rights or similar interest in all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances, defects, equities or claims except for liens contemplated by the Mortgage Loan, the Credit Agreement, the Guarantee Agreement, the Bridge Credit Agreement or as are otherwise described in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries taken as a whole; and the present and contemplated use of the assets owned or leased by the Company or any of its Subsidiaries for the operation of towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Effect.

(aa) The Company and each of its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(bb) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the

Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such modification, revocation or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) No material relationship, direct or indirect, exists between or among the Company and the Significant Subsidiaries on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company and the Significant Subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus, which is not described in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(dd) Neither the Company nor any Subsidiary is currently or will be, upon the sale of the Stock in accordance herewith, an “investment company” or a company “controlled” by an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Commission thereunder.

(ee) Each of the Company and its Subsidiaries has filed all U.S. federal, state and local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon except where such failure would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

(ff) The Company and its Subsidiaries (i) have duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its Subsidiaries under the Communications Act of 1934, any similar or successor federal statute, and the rules of the Federal Communications Commission (“FCC”) thereunder or any other applicable law, rule or regulation of any governmental authority, including the FCC and the Federal Aviation Authority (“FAA”), other than such filings for which the failure to file would not result, or would not be reasonably likely to result, in a Material Adverse Effect and (ii) are in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, other than such compliance for which the failure to comply would not result, or would not be reasonably likely to result, in a Material Adverse Effect. All information provided by or on behalf of the Company or any affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Company and its Subsidiaries was, to the knowledge of such person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable requirements of law.

(gg) Neither the Company nor any of its Subsidiaries is involved in any strike or labor dispute with any group of employees, and, to the knowledge of the Company or any of its Subsidiaries, no such action or dispute is threatened, which might be expected to have a Material Adverse Effect.

(hh) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ii) The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and (i) each employee benefit plan (within the meaning of Section 3(3) of ERISA), for which the Company or any member of its “controlled group” (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code” and a “Plan,” respectively)) could have any liability has been maintained in material compliance with its terms and the requirements of any applicable statutes, order, rules and regulations, including but not limited to ERISA, the Code, and any other applicable non-U.S. statutes, orders, rules and regulations that are similar to ERISA or the Code (collectively, “Other Plan Laws”); (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (iii) no “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iv) none of the Company and its Subsidiaries has incurred nor reasonably expects to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan which is a “pension plan” or (B) except where such liability would not have a Material Adverse Effect, Sections 412 or 4971 of the Code; (v) there has been no failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code, Section 302 of ERISA or Other Plan Laws) applicable to such Plan, whether or not waived; and (vi) no Plan subject to Title IV of ERISA is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (vii) with respect to any Plan that is required to be funded, the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); and (viii) each Plan that is intended to be qualified under Section 401(a) of the Code or the applicable provisions of Other Plan Laws is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj) Since the date of the latest audited consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole, other than the Company’s agreement to purchase the Mobilitie Companies, pursuant to the Mobilitie Purchase Agreement; and there has been no Material Adverse Effect, nor to the Company’s knowledge, after due inquiry, any development or event involving a prospective Material Adverse Effect; and except as disclosed in or contemplated by the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (ii) issuance of securities, other than the issuance of the Company’s Common Stock pursuant to the prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 9, 2012, or (iii) material increase in short-term or long-term debt of the Company on a consolidated basis.

(kk) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer or persons performing similar functions by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of December 31, 2011; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures as of December 31, 2011, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as described in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ll) The Company and its Subsidiaries have a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of its consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) interactive data in eXtensbile Business

Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto and (v) the reported accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(nn) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or its Subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(qq) The Company is and, to the knowledge of the Company, the Company’s directors and officers (in their capacities as such) are in compliance in all material respects with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(rr) Neither the Company, nor to its knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of such shares.

(ss) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than the Common Stock issued pursuant to the Company’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 9, 2012, and the shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation.

(tt) Except as set forth in the Credit Agreement, the Mortgage Loan and the Bridge Credit Agreement, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(uu) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(vv) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida, as amended) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(ww) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx) The Mobilitie Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicability bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. The Mobilitie Purchase Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(yy) The industry-related, tower-related and customer-related data and estimates included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(zz) For each existing tower of the Company (or of its Subsidiaries) not yet registered with the FCC where registration will be required, the FCC’s grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC’s rules.

(aaa) Except as set forth in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers or directors or shareholders that own at least five percent of the aggregate number of outstanding shares of Common Stock.

(bbb) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i) or 6(g).

Any certificate signed by an officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and agrees with respect to itself as follows:

(a) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations or warranties set forth in this Section 2(a) are limited to statements or omissions made in reliance upon and in conformity with the Selling Shareholders Information provided by such Selling Shareholder.

(b) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations or warranties set forth in this Section 2(b) are limited to statements or omissions made in reliance upon and in conformity with the Selling Shareholders Information provided by such Selling Shareholder.

(c) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that the representations or warranties set forth in this Section 2(c) are limited to statements or omissions made in reliance upon and in conformity with the Selling Shareholders Information provided by such Selling Shareholder.

(d) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations or warranties set forth in this Section 2(d) are limited to statements or omissions made in reliance upon and in conformity with the Selling Shareholders Information provided by such Selling Shareholder.

(e) The Selling Shareholder has all limited liability company (or equivalent) power and authority to enter into this Agreement.

(f) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(g) The Selling Shareholder has, and immediately prior to delivering the Stock on the Delivery Date, will have, good and valid title to the shares of Stock to be sold by the Selling Shareholder hereunder on the Delivery Date, free and clear of all liens, encumbrances, equities or claims.

(h) Such Selling Shareholder has, and on the Delivery Date will have, valid title to, or a valid “security entitlement” pursuant to Section 8-501 of the New York Uniform Commercial Code (the “NYUCC”) in respect of, the Stock to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Stock to be sold by such Selling Shareholder or a security entitlement in respect of such Stock. Assuming that the Underwriter acquires its interest in the Stock it has purchased under this Agreement from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC) with respect to the Stock, the Underwriter that has purchased such Stock delivered on the Delivery Date to The Depository Trust Company (“DTC”) or other securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) by making payment therefor as provided herein, and that such Stock has been credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NYUCC) of the Underwriter maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of 8-102(a)(17) of the NYUCC) to such shares purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Sections 8-102(a)(1) and 8-502 of the NYUCC) may be asserted against the Underwriter with respect to such Stock. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (i) the Stock will have been registered in the name of Cede & Co. (“Cede”) or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, bylaws and applicable law, (ii) DTC will be registered as a “clearing corporation” (and thus is a “securities intermediary”) within the meaning of Section 8-102(a)(5) of the NYUCC and (iii) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the NYUCC.

(i) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Stock.

(j) The execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the certificate of formation or limited liability company agreement (or similar organizational documents) of the Selling Shareholder or (iii) result in any violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder except, with respect to clause (i) or (iii), such as will not individually or in the aggregate have a material adverse effect on such Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement.

(k) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder is required for the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby, except for the registration of the Stock under the Securities Act, any consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act or the rules and regulations of FINRA, applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriter and except for those as will have been obtained on or prior to the Delivery Date and such consents, approvals, authorizations or orders as would not reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to execute, deliver and perform its obligations under this Agreement.

(l) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock.

(m) Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA, other than, in the case of Mobilitie Holdings, L.L.C. and Mobilitie Holdings II, L.L.C., OCM Investments, LLC.

Any certificate signed by any officer of any Selling Shareholder and delivered to counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to the Underwriter.

3. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of this Agreement, each Selling Shareholder agrees to sell the number of shares of Stock set forth opposite its name on Schedule 1 hereto, to the Underwriter, and the Underwriter agrees to purchase the Stock. The price of the Stock purchased by the Underwriter shall be $50.16 per share (the “Purchase Price”).

The Selling Shareholders shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all such Stock to be purchased on the Delivery Date as provided herein.

4. Offering of Stock by the Underwriter. Upon release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Selling Shareholders shall deliver or cause to be delivered, the Stock to the Underwriter against payment to or upon the order of the Selling Shareholders of the Purchase Price by wire transfer in immediately available funds to the accounts specified by the Selling Shareholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Stock shall be registered in the name or names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date. Delivery of the Stock shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

6. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to notify the Underwriter promptly of such filing; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any

Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and, in the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Stock by the Underwriter (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).

(b) To furnish to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to file such document, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the

Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which consent may not be unreasonably withheld).

(f) To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein.

(g) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(h) To file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, file such document and prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(i) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earning statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations.

(j) Until completion of the distribution contemplated hereby, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(k) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(l) For a period of 45 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could reasonably be expected to, result in the disposition by the Company at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock, shares of Common Stock or securities convertible into or exchangeable for Common Stock issued pursuant to employee benefit plans, equity incentive plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, shares of Common Stock issued pursuant to registration statements on Form S-4 in connection with acquisition transactions or earn-out obligations under acquisition transactions or shares of Common Stock issued upon conversion of the Company’s 1.875% convertible senior notes due 2013 or the 4.0% convertible senior notes due 2014) or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options or restricted stock units pursuant to equity incentive plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or (3) make any demand for or exercise any right to file or cause to be filed a registration statement with respect to the registration of any share of Common Stock or securities convertible into or exchangeable for Common Stock (other than a registration statement on Form S-4 or S-8), whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter.

(m) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” as defined in the 1940 Act.

(n) Not to take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of the Stock.

7. Agreements of the Underwriter. The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company, and not superseded or corrected by a document subsequently filed by the Company, with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 7, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

8. Further Agreements of the Selling Shareholders. Each Selling Shareholder, with respect to itself, agrees:

(a) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock.

(b) To deliver to the Underwriter prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

9. Expenses. The Company agrees to pay all costs, expenses and fees incident to and in connection with (a) the authorization, sale and delivery of the Stock; (b) the costs incident to the preparation, printing and filing under the Securities Act of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the costs of distributing the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs and charges of the Company’s transfer agent and registrar incurred in connection with the transactions contemplated by this Agreement; (e) the filing fees incident to securing the review by FINRA of the terms of sale of the Stock; (f) any applicable listing or other fees incurred in connection with the transactions contemplated by this Agreement; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(k) and preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter not to exceed $15,000); (h); the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection with the transactions contemplated by this Agreement; (i) all expenses and application fees incurred in connection with the approval of the Stock for transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders in connection with the transactions contemplated by this Agreement, and the Selling Shareholders shall pay (i) the underwriting discount of the Underwriter in connection with the offering of the Stock, (ii) the fees, disbursements and expenses of the Selling Shareholders’ counsel incurred in connection with the transactions contemplated by this Agreement and (iii) any transfer taxes payable in connection with the sale of Stock to the Underwriter. Except as provided in this Section 9 and in Section 14, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

10. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and again on the Delivery Date (as if made again on and as of such date), of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) The representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Delivery Date; and the statements of the Company, its officers and each Selling Shareholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Delivery Date.

(c) The Underwriter shall not have discovered or disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e) Greenberg Traurig, P.A. shall have furnished to the Underwriter its written opinion and negative assurance statement, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in substantially the form attached hereto as Exhibit A or such other form that is satisfactory to the Underwriter.

(f) Wiley Rein LLP shall have furnished to the Underwriter its written opinion, as FCC counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in a form satisfactory to the Underwriter.

(g) Goodwin Procter LLP shall have furnished to the Underwriter its written opinion, as counsel to New Mobilitie Investments, LLC, New Mobilitie Investments II, LLC and Orlin Properties, LLC, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit A-1.

(h) Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have furnished to the Underwriter its written opinion, as counsel to Mobilitie Holdings, L.L.C. and Mobilitie Holdings II, L.L.C., addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit A-2.

(i) The general counsel of Chicago Deferred Exchange Company, LLC shall have furnished to the Underwriter its written opinion addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit A-3

(j) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, its written opinion and negative assurance statement, dated the Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) On the date of this Agreement and on the Delivery Date, Ernst & Young LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided that the letter delivered on the Delivery Date shall use a “cut-off” date no more than three business days prior to such Delivery Date.

(l) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer or President and its Chief Financial Officer stating that:

i. The representations, warranties and agreements of the Company in Section 1 hereof are true and correct on and as of the Delivery Date and after giving effect to the consummation of the transactions contemplated by this Agreement; the Company has complied with all its agreements contained herein and has fulfilled all conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

ii. No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

iii. They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m) Each of the Selling Shareholders shall have furnished to the Underwriter a certificate, dated the Delivery Date, signed by, or on behalf of, such Selling Shareholder stating that the representations, warranties and agreements of such Selling Shareholder contained herein are true and correct on and as of the Delivery Date and that such Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

(n) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus (exclusive of any amendment or supplement thereto); and since the date of the Preliminary Prospectus (exclusive of any amendment or supplement thereto) there shall not have been (A) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or (B) any change, or any development involving a prospective change, that would have a Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Stock, or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, or that, in the judgment of the Underwriter, would materially and adversely affect the financial markets or the markets for the Stock and or debt securities.

(q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Delivery Date, prevent the sale of the Stock; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Delivery Date, prevent the sale of the Stock.

(r) There shall exist at and as of the Delivery Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Mortgage Loan, the Credit Agreement, the Guarantee Agreement or the Bridge Credit Agreement.

(s) The Underwriter shall have received on and as of the Delivery Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of incorporation or formation and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(t) The Common Stock shall be listed on the Nasdaq Global Select Market.

(u) The Company shall have furnished to the Underwriter a certificate, dated the date hereof, in the form set forth in Exhibit B hereto, and a “bring down” certificate dated the Delivery Date, of its Chief Financial Officer with respect to certain financial data contained in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information to the extent Ernst & Young LLP is unable to provide such comfort.

(v) On or prior to the Delivery Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

11. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, and any affiliate that has, or is alleged to have had, participated in the distribution contemplated hereby on behalf of the Underwriter, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, director, officer, employee, agent, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter or (D) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee, agent, controlling person or affiliate promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee, agent, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 11(f). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Underwriter or to any director, officer, employee, agent, controlling person or affiliate of the Underwriter.

(b) Each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, and any affiliate that has, or is alleged to have had, participated in the distribution contemplated hereby on behalf of the Underwriter, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, director, officer, employee, agent, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, but only with respect to such statements made in reliance upon and in conformity with the Selling Shareholders Information provided by such Selling Shareholder, or any “free writing prospectus” (as defined in Rule 405 under the Securities Act), prepared by or on behalf of such Selling Shareholder or used or referred to by such Selling Shareholder in connection with the offering of the Stock in violation of Section 2(l) (a “Selling Shareholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, but only with respect to omissions or alleged omissions made in reliance upon and in conformity with the Selling Shareholders Information provided by such Selling Shareholder, or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made, in each case other than in the Registration Statement), and shall reimburse the Underwriter, and each such director, officer, employee, agent, controlling person or affiliate promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee, agent, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of such Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate gross proceeds after expenses from the offering of the shares of Stock purchased under this Agreement received by such Selling Shareholder (the “Selling Shareholder Amount”). The foregoing indemnity agreement is in addition to any liability that such Selling Shareholder may otherwise have to the Underwriter or to any director, officer, employee, agent, controlling person or affiliate of the Underwriter.

(c) The Underwriter shall indemnify and hold harmless the Company, the Selling Shareholders, their respective directors, managers, officers and employees and each person, if any, who controls the Company or such Selling Shareholders within the meaning of Section 15 of the Securities Act, and, in the case of the Company, affiliates of the Company, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholders or any such director, manager, officer, employee, controlling person or Company affiliate may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 11(f) hereof. The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, the Selling Shareholders or any such director, manager, officer, employee, controlling person or Company affiliate.

(d) Promptly after receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel (in addition to local counsel, if necessary) to represent the Underwriter and its directors, officers, employees, agents, controlling persons or affiliates who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company or the Selling Shareholders under this Section 11 if (i) the Company, the Selling Shareholders and the Underwriter shall have mutually so agreed; (ii) the Company and the Selling Shareholders have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriter; (iii) the Underwriter and its directors, officers, employees, agents, controlling persons or affiliates shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Selling Shareholders; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriter or its directors, officers, employees, agents, controlling persons or affiliates, on the one hand, and the Company or the Selling Shareholders, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company or the Selling Shareholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a), 11(b) or 11(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Selling Shareholders, as set forth on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of Stock purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for purposes of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Stock underwritten by it and distributed to the public, and no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the Selling Shareholder Amount exceeds the amount of any damages that such Selling Shareholder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. The Selling Shareholders’ obligations to contribute pursuant to this section are several in proportion to their respective Selling Shareholder Amounts and not joint, and shall be limited to an amount equal to the aggregate offering price of the shares of Stock less the expenses by the Selling Shareholders pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Underwriter confirms and the Company and the Selling Shareholders acknowledge and agree that the statements set forth in the second sentence of the third paragraph on the cover page of, and with respect to the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

12. Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at the Delivery Date to sell and deliver the number of shares of Stock which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder (the “Defaulting Selling Shareholder(s)”), the remaining Selling Shareholder(s) may take up and pay for, pro rata or otherwise, the number of shares of Stock to be sold by the Defaulting Selling Shareholder(s) hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule 1 hereto. If the non-defaulting Selling Shareholder(s) do not exercise such right to take up and pay for the shares of the Defaulting Selling Shareholder(s), as provided for in this Section 12, then (i) the Underwriter, the Company and the non-defaulting Selling Shareholder(s) shall have the right to postpone the Delivery Date, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or in any other documents or arrangements or (ii) the Underwriter may, by notice to the Company and the non-defaulting Selling Shareholder(s), terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 11, 14, 19 and 21 shall remain in full force and effect; provided that, the Underwriter may not terminate this Agreement pursuant to clause (ii) above unless the number of shares of Stock to be sold by the Defaulting Selling Shareholder(s) is 20% or more of the total number of shares of Stock to be sold by all Selling Shareholders as set forth in Schedule 1 hereto. No action taken pursuant to this Section 12 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

13. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 10(n), 10(o), 10(p), 10(q) or 10(r) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

14. Reimbursement of Underwriter’s Expenses. If (a) the Company or the Selling Shareholders shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any agreement on their part to be performed, or because any other condition to the Underwriter’s obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled for any reason or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable and documented out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter; provided, that the Company shall be permitted to recover against any defaulting Selling Shareholder for its pro rata portion (based on the number of shares of Stock proposed to be sold pursuant to this Agreement) of such expenses.

15. Research Independence. The Company and each of the Selling Shareholders acknowledge and agree that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company and each of the Selling Shareholders hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or such Selling Shareholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or such Selling Shareholder by the Underwriter’s investment banking division. The Company and each of the Selling Shareholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company which may be the subject of the transactions contemplated by this Agreement.

16. No Fiduciary Duty. The Company and each of the Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, the Selling Shareholders and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company or the Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Shareholders. The Company and each of the Selling Shareholders hereby waive any claims that the Company or such Selling Shareholder may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

17. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Risë B. Norman, Esq. (Fax: 212-455-2502);

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487, Attention: Jeffrey A. Stoops (Fax: 561-997-0343) and Attention: Thomas P. Hunt (Fax: 561-989-2941), with a copy to Greenberg Traurig, P.A., 401 East Las Olas Boulevard Suite 2000, Fort Lauderdale, Florida 33301, Attention: Kara L. MacCullough, Esq. (Fax: 954-765-1477);

(c) if to New Mobilitie Investments, LLC or New Mobilitie Investments II, LLC, shall be delivered or sent by mail or facsimile transmission to 22 Well Spring, Irvine, California 92603, Attention: Gary Jabara (Fax: 949-266-8950), with a copy to Goodwin Procter LLP, 135 Commonwealth Drive, Menlo Park, California 94025, Attention: Robert Fore (Fax: 650-853-1038);

(d) if to Orlin Properties, LLC, shall be delivered or sent by mail or facsimile transmission to Mark Askelson, 188 23rd Street, Costa Mesa, California 92627 (Fax: 949-209-1899), with a copy to Snell & Wilmer, 600 Anton Blvd., Suite 1400, Costa Mesa, California 92626, Attention: Mark Ziebell (Fax: 714-427-7799);

(e) if to Mobilitie Holdings, L.L.C. or Mobilitie Holdings II, L.L.C., shall be delivered or sent by mail or facsimile transmission to Oaktree Capital Management, L.P., 28th Floor, 333 South Grand Avenue Los Angeles, California 90071, Attention: Scott Graves (Fax: 213-830-8810, and Attention: Kenneth Liang (Fax: 213-830-8522), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Kenneth M. Schneider (Fax: 212-492-0303); and

(f) if to Chicago Deferred Exchange Company, LLC, shall be delivered or sent by mail or facsimile transmission to 135 S. LaSalle Street, Suite 1940, Chicago, IL 60603, Attention: Mary Cunningham (Fax: (312)-580-9601) and Miriam Golden (Fax: 312-580-9604).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriter, and the Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of any of the Selling Shareholders. Any notice of a change of address or facsimile transmission number must be given by the Company or by the Underwriter, as the case may be, in writing, at least three days in advance of such change.

18. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Shareholders and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the employees, officers, directors or agents of the Underwriter or the person or persons, if any, who control the Underwriter within the meaning of the Securities Act, and any affiliate that has, or is alleged to have had, participated in the distribution contemplated hereby on behalf of such Underwriter and (B) the indemnity agreement of the Underwriter contained in Section 11(c) of this Agreement shall also be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of the Securities Act and any affiliates of the Company, and each of the Selling Shareholders’ directors, managers, officers and employees and each person, if any, who controls any Selling Shareholder within the meaning of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 18, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

19. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

20. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means any day on which the Nasdaq Global Select Market is open for trading.

21. Governing Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

22. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

24. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very Truly Yours,

SBA COMMUNICATIONS CORPORATION

By:	/s/ Jeffrey A. Stoops
	Name:	Jeffrey A. Stoops
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

MOBILITIE HOLDINGS, L.L.C.

By:	Oaktree Capital Management, L.P.,
its manager

By:	/s/ John Brady
	Name:	John Brady
	Title:	Managing Director

By:	/s/ Manish Desai
	Name:	Manish Desai
	Title:	Senior Vice President

MOBILITIE HOLDINGS II, L.L.C.

By:	Oaktree Capital Management, L.P.,
its manager

By:	/s/ Scott L. Graves
	Name:	Scott L. Graves
	Title:	Managing Director

By:	/s/ John Brady
	Name:	John Brady
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

NEW MOBILITIE INVESTMENTS, LLC

By:	Mobilitie, LLC
its Manager

By:	/s/ Gary Jabara
	Name:	Gary Jabara
	Title:	Manager

NEW MOBILITIE INVESTMENTS II, LLC

By:	Mobilitie, LLC
its Manager

By:	/s/ Gary Jabara
	Name:	Gary Jabara
	Title:	Manager

ORLIN PROPERTIES, LLC

By:	/s/ Mark D. Askelson
	Name:	Mark D. Askelson
	Title:	Sole Member

CHICAGO DEFERRED EXCHANGE COMPANY, LLC, a Delaware limited liability company, as Qualified Intermediary for the Taxpayers

By:	/s/ M. Cunningham
	Name:	M. Cunningham
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Amir Mirza
	Name:	Amir Mirza
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Selling Shareholders	Number of Shares of Stock
Mobilitie Holdings, L.L.C.	1,501,608
Mobilitie Holdings II, L.L.C.	2,693,197
New Mobilitie Investments, LLC	243,963
New Mobilitie Investments II, LLC	750,241
Orlin Properties, LLC	60,991

Total	5,250,000

SCHEDULE 2

1.	New Mobilitie Investments, LLC

2.	New Mobilitie Investments II, LLC

ANNEX A

Issuer Free Writing Prospectuses

None.

EXHIBIT A*

FORM OF OPINION OF GREENBERG TRAURIG, P.A.

*	This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of this exhibit upon request by the U.S. Securities and Exchange Commission.

A-1

EXHIBIT A-1*

FORM OF OPINION OF GOODWIN PROCTER LLP

*	This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of this exhibit upon request by the U.S. Securities and Exchange Commission.

A-1-1

EXHIBIT A-2*

FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

*	This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of this exhibit upon request by the U.S. Securities and Exchange Commission.

A-2-1

EXHIBIT A-3*

FORM OF OPINION OF GENERAL COUNSEL OF CHICAGO DEFERRED EXCHANGE COMPANY, LLC

*	This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of this exhibit upon request by the U.S. Securities and Exchange Commission.

A-3-1

EXHIBIT B*

FORM OF MANAGEMENT COMFORT LETTER

*	This exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of this exhibit upon request by the U.S. Securities and Exchange Commission.

B-1